UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Agenus Inc.

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AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 13, 2012

Time	5:00 P.M., Eastern Time

Place	Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421

Webcast	Go to http://www.agenusbio.com/investors starting at 5:00 P.M., Eastern Time on June 13, 2012. The webcast will be archived on our website for at least three months after the date of the 2012 Annual Meeting.

Proposals	1. To elect Wadih Jordan and Shalini Sharp as Class III directors, each for a term of three years expiring in 2015.

2. To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to decrease the number of shares authorized for issuance thereunder.

3. To approve an amendment to our 2009 Equity Incentive Plan to increase the number of shares authorized for issuance under such plan.

4. To approve an amendment to our Directors’ Deferred Compensation Plan (as amended) to increase the number of shares authorized for issuance under such plan.

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

6. To consider any other business as may properly come before the 2012 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 16, 2012.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2012 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the 2012 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it to us. If you attend the meeting and wish to vote in person, your proxy will not be used. Stockholders may also vote their shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report on Form 10-K to stockholders on the internet. We believe that posting these materials on the internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meetings of stockholders.

By order of the Board of Directors,

Karen Higgins Valentine, Secretary

April 24, 2012

Page
VOTING PROCEDURES	2
PROPOSAL 1—ELECTION OF DIRECTORS	7
OUR CORPORATE GOVERNANCE	10
COMPENSATION DISCUSSION AND ANALYSIS	16
COMPENSATION COMMITTEE REPORT	28
COMPENSATION OF EXECUTIVE OFFICERS	29
DIRECTOR COMPENSATION	39
OWNERSHIP OF OUR COMMON STOCK	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
EQUITY PLANS	44
PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED) TO DECREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER.	45
PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	46
PROPOSAL 4—TO APPROVE AN AMENDMENT TO OUR DIRECTORS’ DEFERRED COMPENSATION PLAN (AS AMENDED) TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	51
PROPOSAL 5—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012	53
REPORT OF THE AUDIT AND FINANCE COMMITTEE	55
ADDITIONAL INFORMATION	56
APPENDIX A THIRD AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
APPENDIX B 2009 EQUITY INCENTIVE PLAN	B-1
APPENDIX C SIXTH AMENDMENT TO DIRECTORS’ DEFERRED COMPENSATION PLAN	C-1

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts

Telephone: (781) 674-4400

PROXY STATEMENT

APRIL 24, 2012

This proxy statement contains information about the 2012 Annual Meeting of Stockholders of Agenus Inc. (the “2012 Annual Meeting”), including any postponements or adjournments of the meeting. The 2012 Annual Meeting will be held at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421 on June 13, 2012 at 5:00 P.M., Eastern Time.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us”, “we” or the “Company.”

Except as otherwise indicated, information in this proxy statement reflects the one-for-six reverse stock split of our common stock effected on October 3, 2011.

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, we first sent a Notice of Internet Availability of Proxy Materials on or about April 24, 2012 and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2011 and a form of proxy) over the internet, beginning on April 24, 2012, to each stockholder entitled to vote at the 2012 Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2011 and a form of proxy) on or about April 24, 2012.

Our Annual Report on Form 10-K for the year ended December 31, 2011 is also available on the “Investors” section of our corporate website at http://www.agenusbio.com/investors and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or in person at the 2012 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or in person at the 2012 Annual Meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 16, 2012, the record date, entitles you to one vote on each matter to be voted upon at the 2012 Annual Meeting. On the record date, there were [ ] shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one- page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I vote?

If your shares are registered directly in your name, you may vote:

•     Over the internet. Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at http://www.proxyvote.com and follow the instructions you will find there. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 12, 2012.

•     By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 12, 2012.

•     By mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•     In person at the 2012 Annual Meeting. If you attend the 2012 Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record.” The Notice was sent directly to you by Broadridge on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2012 Annual Meeting. To do this, you must do one of the following:

•     Vote over the internet as instructed above. Only your latest internet vote is counted.

•     Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•     Sign a new proxy and submit it as instructed above.

•     Attend the 2012 Annual Meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote in person at the 2012 Annual Meeting if you deliver a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote by ballot at the 2012 Annual Meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. Proposal 5 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your brokerage firm cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving them your proxy. This ensures your shares will be voted at the 2012 Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2012 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2012 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the 2012 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect two Class III directors for a term of three years.

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and “broker non-votes” are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares or instruct your broker how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to decrease the number of shares authorized for issuance thereunder.

To approve Proposal 2, stockholders holding a majority of the outstanding shares of Agenus common stock must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

Proposal 3—To approve an amendment to our 2009 Equity Incentive Plan to increase the number of shares authorized for issuance under such plan.

To approve Proposal 3, stockholders holding a majority of the shares of Agenus common stock present or represented by proxy at the 2012 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

Proposal 4—To approve an amendment to our Directors’ Deferred Compensation Plan (as amended) to increase the number of shares authorized for issuance under such plan.

To approve Proposal 4, stockholders holding a majority of the shares of Agenus common stock present or represented by proxy at the 2012 Annual Meeting and voting on the matter must vote FOR Proposal 4. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

Proposal 5—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

To approve Proposal 5, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 5. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares on Proposal 5. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote: • FOR Proposal 1—To elect the nominated Class III directors, each for a term of three years.

•       FOR Proposal 2—To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to decrease the number of shares authorized for issuance thereunder.

•       FOR Proposal 3—To approve an amendment to our 2009 Equity Incentive Plan to increase the number of shares authorized for issuance under such plan.

•       FOR Proposal 4—To approve an amendment to our Directors’ Deferred Compensation Plan (as amended) to increase the number of shares authorized for issuance under such plan.

•       FOR Proposal 5—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Are there other matters to be voted on at the 2012 Annual Meeting?	We do not know of any other matters that may come before the 2012 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2012 Annual Meeting?	We will report the voting results in a Form 8-K within four business days after the end of the 2012 Annual Meeting.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2011 are available on our website at http://www.agenusbio.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the internet, you will receive a proxy card in the mail next year with instructions containing the internet address to access those documents. Your election to receive proxy materials by email will remain in effect until you terminate it. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class III directors. Each nominee currently serves as a Class III director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently is fixed at six members and consists of six members. Hyam Levitsky, formerly a Class III director, retired from the Board on August 28, 2011. John Hatsopoulos, formerly a Class II director, and Timothy Rothwell, formerly a Class I director, both retired from the Board on December 8, 2011. On March 19, 2012, the Board appointed Shalini Sharp as a Class III director effective May 11, 2012. Two current members are Class III directors, with a term expiring at the 2012 Annual Meeting. Two current members are Class I directors, with terms expiring at the 2013 Annual Meeting of Stockholders. Two current members are Class II directors, with terms expiring at the 2014 Annual Meeting of Stockholders. The Board has nominated Wadih Jordan and Shalini Sharp, each who will be current Class III directors prior to the 2012 Annual Meeting, for re-election to a term expiring at the 2015 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Wadih Jordan and Shalini Sharp, the nominees listed below, as Class III directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominees for directors.

Below are the names and certain information about each member of the Board, including the nominees for election as Class III directors:

CLASS I DIRECTORS—TERMS TO EXPIRE IN 2013

Brian Corvese Age: 54 President and Founder of Vencor Capital Director since 2007 (a) Audit and Finance Committee (Chair) (b) Compensation Committee	Mr. Corvese is President and Founder of Vencor Capital, a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 25 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board of Directors.

Timothy R. Wright

Age: 54

Director Drug Development,

The Ohio State University Comprehensive Cancer Center

Director since 2006, Lead

Director since 2009

(a) Compensation Committee (b) Corporate Governance and Nominating Committee

(Chair)

(c) Audit and Finance Committee

Mr. Wright is currently the Director of The Ohio State University Comprehensive Cancer Center Drug Development Institute, a position he has held since September 2011. Additionally Mr. Wright serves as the Chairman and Interim CEO of Curaxis Pharmaceuticals Corporation. Curaxis is a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s Disease and cancer. Mr. Wright formerly served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien. Covidien is a $10 billion global leader in medical devices and supplies, diagnostic imaging agents, pharmaceuticals, and other healthcare products. Mr. Wright brings to the Agenus Board of Directors over 25 years of pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Mr. Wright has served on several Boards of Directors, including those for Curaxis, AAI Pharma and CeNes Pharmaceuticals. Mr. Wright earned his bachelor’s degree from Ohio State University.

CLASS II DIRECTORS—TERMS TO EXPIRE IN 2014

Garo H. Armen, Ph.D Age: 59 Founder, Chairman, and Chief Executive Officer of Agenus Inc. Director since 1999

Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., the biotechnology company he co-founded with Pramod Srivastava in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc. Dr. Armen currently serves on the Board of Directors of Protagenic Therapeutics, Inc., a privately held biotechnology company. Dr. Armen served as Senior Vice President of Research for Dean Witter Reynolds (1986–1989), focusing on the chemical and pharmaceutical industries, and with E.F. Hutton & Company as first Vice President (1981–1986). Dr. Armen is also the founder and President of the Children of Armenia Fund, a charitable organization established in 2000 that is dedicated to the positive development of the children and youth of Armenia.

Tom Dechaene

Age: 52

Advisor to Telecommunications, Media and High Technology Industries

Director since 1999,

Lead Director 2006-2009

(a) Audit and Finance Committee

(b) Corporate Governance and Nominating Committee

Mr. Dechaene is an advisor to various TMT (telecom, media and technology) and life sciences companies. Mr. Dechaene serves on the boards of KBC Group, a financial group listed on the NYSE Euronext, of Transics N.V., a company listed on NYSE Euronext and which develops and markets fleet management solutions for the transport and logistics sector, and of Bourn Hall International Ltd, a private provider of IVF services in India and the MENA region. Mr. Dechaene was a director of Telindus NV, listed on Euronext, from 2005 until its acquisition by Belgacom in 2006. Since 2006 Mr. Dechaene has been a director of the Telindus Foundation in the Netherlands. From 2000 to 2002, Mr. Dechaene was the Chief Financial Officer of SurfCast Inc., a software development company. He was with Deutsche Bank from 1991 through 1999, most recently as a director in the principal investments group within the equity capital markets division. Mr. Dechaene holds a law degree from the Central Exam Commission, Belgium, a masters degree in applied economics from the University of Antwerp, and an MBA from INSEAD, France.

NOMINEES FOR CLASS III DIRECTOR—TERMS TO EXPIRE IN 2012

Wadih Jordan Age: 77 President of Near East Pharma Director since 2003 Compensation Committee (Chair)	Mr. Jordan is President of NearEast Enterprise, a company marketing pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt, and the Gulf countries, and has served in such position since 1996. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. Since December 2003, Mr. Jordan has been a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University. Mr. Jordan brings to our Board of Directors years of expertise in both the biotechnology/pharmaceutical and international arenas.

Shalini Sharp Age: 37 Director since 2012	Ms. Sharp served as Vice President and Chief Financial Officer of Agenus from 2006 to 2012, and was most recently appointed a member of the Board of Directors effective May 11, 2012. She joined Agenus in 2003 and held increasing roles of responsibility spanning strategic planning, corporate development, investor relations, corporate finance and business development activities. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals from 1998 to 2003, including serving as chief of staff to the Chairman of the Board of Directors during that company’s restructuring. With 16 years of industry experience, Ms. Sharp has spearheaded numerous financing and business development transactions that have been critical to the success of Agenus and Elan. Prior to Elan, Ms. Sharp was a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp holds both a BA, magna cum laude, and MBA, from Harvard University.

Vote Required

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and “broker non-votes” are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares or instruct your broker how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR Proposal 1.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Agenus to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

The Board monitors overall corporate performance, the integrity of our financial controls, risk management, and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by the Company on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive a report at least annually from the Company’s Chief Compliance Officer outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive risk taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, engages with each new Board member to introduce each new member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides them with a summary of these practices and policies.

In 2011, the Board met seven times, and acted by written consent four times. During 2011, each of our directors, except for Mr. Rothwell, attended at least 75% of the total number of meetings of the Board held during the period during which the director served, and all meetings of committees of the Board on which the director served during the periods the director served. We expect our Board members to attend our annual meetings of stockholders; in 2011 seven out of eight of our then current Board members, and all of our current Board members, attended our annual meeting of stockholders.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews these Governance Guidelines from time to time, as needed. The Governance Guidelines are posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2003. The Board reviewed, revised, and updated the Code of Ethics most recently in December 2011. The Code of Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or controller, or persons performing similar functions. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Ethics is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free copy of our Code of Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

Independence of Directors

Our Governance Guidelines provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Corvese, Mr. Dechaene, Mr. Jordan and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as Chief Executive Officer. Ms. Sharp is also currently not independent due to her prior employment with the Company. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us. In particular, with respect to Mr. Wright, the Board considered the fact that he provided services to the Company on an interim basis in 2011 with respect to business development and partnering efforts.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately prior to regularly scheduled Board meetings. Four such meetings were held during 2011.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, and the Audit and Finance Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board of Directors items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead director role (as described above);

•	executive sessions of the independent directors held prior to quarterly board meetings; and

•	an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations for our early-stage biotechnology company, the overall independence of the Board of Directors from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Research and Development Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Brian Corvese, Chair Tom Dechaene Timothy Wright	Meetings in 2011: 8

The Audit and Finance Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Board has determined that Brian Corvese, Chair of the Committee, and Tom Dechaene each qualify as audit committee financial experts. For the period between January 1, 2011 through December 8, 2011, the Audit and Finance Committee consisted of Mr. Corvese (Chair), Mr. Dechaene, and Mr. Hatsopoulos. On December 8, 2011, Mr. Hatsopoulos retired from the Board and Mr. Wright joined the Audit and Finance Committee. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually, and periodically meets with our Chief Compliance Officer. The committee conducts a meeting each quarter to review the consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The Audit and Finance Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 55.

Compensation Committee

Members: Wadih Jordan, Chair Brian Corvese Timothy R. Wright	Meetings in 2011: 6

During the entirety of 2011, Mr. Jordan, Mr. Corvese and Mr. Wright were members of our Compensation Committee. Our Compensation Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. The committee’s primary responsibilities are to address our executive officers’ and key employees’ development, retention, and performance and to oversee compensation and benefit matters. It reviews and approves compensation policies for Agenus to ensure that our compensation strategy supports organizational objectives and stockholder interests and does not create incentives for inappropriate risk-taking. The committee determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of all other executive officers and certain key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans and any director compensation plans.

The Compensation Committee considers appropriate companies for compensation comparison purposes and retains an outside compensation consultant, Oyster Pond Associates, to provide market reference information for compensation and benefits. The committee has the authority to retain special legal, accounting, or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. Please also see the Compensation Discussion and Analysis starting on page 16, and the accompanying Compensation Committee Report on page 28.

Corporate Governance and Nominating Committee

Members: Timothy R. Wright, Chair Tom Dechaene	Meetings in 2011: 5

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. For the period of time between January 1, 2011 and August 28, 2011, the Corporate Governance and Nominating Committee consisted of Mr. Wright (Chair), Mr. Dechaene and Dr. Levitsky. Dr. Levitsky retired from the Board of Directors on August 28, 2011. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, and issues of corporate public responsibility, and oversees the Company’s succession planning. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics and meets periodically with our Chief Compliance Officer, including meeting, as needed, for a separate private session with the Chief Compliance Officer without management present.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board of Directors, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been identified primarily through referrals and the executive network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director.

In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this by-law provision, see Additional Information on page 56 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Research and Development Committee (Activities Suspended)

Members: Timothy R. Wright	Meetings in 2011: 1

The Research and Development Committee has been charged with reviewing important matters involving research and development strategies and the acquisition and protection of the Company’s intellectual property rights and assets, and providing its perspective on such matters to the full Board of Directors. For the period of January 1, 2011 through August 8, 2011, Dr. Levitsky, Mr. Rothwell and Mr. Wright were members of our Research and Development Committee. Dr. Levitsky retired from the Board on August 28, 2011, and Mr. Rothwell retired from the Board on December 8, 2011. Given the current composition of the Board and the activities of the Company, on December 8, 2011 the Board voted to suspend the activities of the Research and Development Committee until further notice. The charter of the Research and Development Committee is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Chief Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2011 were Mr. Jordan (Chair), Mr. Corvese, and Mr. Wright. No member of the Compensation Committee was at any time during 2011, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation and benefits program is designed to effectively attract and retain the highest caliber executives and reward and motivate them to pursue our strategic opportunities while effectively managing the risks and challenges inherent to a development-stage biotechnology company. We have created a compensation package that combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to incent and reward our senior management to achieve the following goals:

•	Build a creative and high performance team whose participants understand and share our business objectives and ethical and cultural values.

•	Demonstrate leadership and innovation in the identification, development, and commercialization of product candidates that fit our strategic objectives.

•

Effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of operations in order to maximize the value of each dollar deployed.

•	Identify and address our short- and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to our stockholders.

Our executive compensation strategy not only aims to be competitive in our industry, but also to be fair relative to other professionals within our organization. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives and is tied to the value we deliver to our stockholders. Our executives’ base salary, target annual bonus levels, and target annual long-term incentive award values are set at competitive levels. Executives have the opportunity to earn above-market pay only for above-market performance as measured against our peer group of companies.

We continually review our compensation approach in order to ensure our programs reward executives for achieving our goals and objectives in a manner consistent with other development-stage biotechnology companies. At the same time, in designing our compensation package we seek to align the consequences to our executives with those to our stockholders if an executive’s decisions result in our goals and objectives not being achieved. We evaluate and reward our executives based on their contribution to the achievement of short- and long-term goals and objectives and their capability to take advantage of unique opportunities and overcome difficult challenges within our business. We believe that our approach to setting goals and objectives, our mix of short-term and long-term incentives, and our evaluation of performance results assist us in managing any risk taking that may result from our compensation program and aligning our employees’ behavior with our overall business plan and the interests of our stockholders.

At the Company’s 2011 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 93.3% of the votes cast on that proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and did not change its approach in fiscal 2012. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our named executive officers. At our 2011 Annual Meeting of Stockholders, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders approved a proposal to hold say-on-pay votes every three years. Accordingly, our Board adopted the policy to hold say-on-pay votes every three years until the next required “say-on-frequency” vote, which will occur no later than our 2017 Annual Meeting of Stockholders.

Role of Our Compensation Committee

Our Compensation Committee approves, administers, and interprets our executive compensation and benefit policies, including our 1999 Equity Incentive Plan, as amended (the “1999 EIP”) and our 2009 Equity Incentive Plan, as amended (the “2009 EIP”). Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. Our Compensation Committee is comprised of Mr. Jordan (Chair), Mr. Corvese and Mr. Wright.

Our Compensation Committee ensures that our executive compensation and benefit program is consistent with our compensation philosophy and our Governance Guidelines, and determines the executive compensation packages offered to our officers.

Executive Compensation Program

Components of our Compensation Program

Our performance-linked compensation program consists of the four components listed below:

1.	Short-term compensation

a.	Base salary

b.	Annual incentive bonuses

2.	Long-term incentives

3.	Benefits

4.	Severance compensation and termination protection

We have established a goal deployment program to operationalize our strategic priorities, to set and refine Company objectives, and to cascade those objectives throughout the organization. To determine levels of overall executive compensation, the Compensation Committee balances individual, functional area, and company-wide goals and achievements. On an individual level, each member of our executive team sets goals, focusing on the categories mentioned above, with an emphasis on measurable and achievable goals. Our goal setting process is participatory. Each executive participates in establishing the objectives of our Company as a whole, and offers his or her views as to the goals of each other’s functional area, insofar as those goals impact the individual executive’s own functional area. We also ask our executives to provide feedback not only on their own performance and that of their particular area, but also of other functional areas and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management. Final goals and objectives are approved by the Board of Directors.

In 2011, our Company goals included:

Prophage

•	Advance commercial efforts in Russia.

•	Advance clinical development in glioma at minimal expense to the company.

•	Initiate combination studies to explore synergies with select monoclonal antibodies.

QS-21

•	Support and optimize existing partnerships.

•	Continue to raise awareness and expand franchise value.

HerpV

•	Advance clinical development.

General Finance and Administration

•	Strengthen the balance sheet through debt modification.

•	Generate sufficient cash to fund operations through 2011.

•	Raise the profile of the company and strengthen investor and public relations.

Each year we evaluate the achievement of Company goals and objectives, functional area goals and individual executive performance. At the end of the year, we review final performance results versus our goals and objectives and begin discussions regarding goals and objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual cash bonus and equity-based awards. Equity-based awards are used to align the interests of our executives with those of our stockholders and to promote a long-term performance perspective and progress toward achieving our long-term strategy.

Our senior executives’ total compensation may vary significantly year to year based on Company and individual performance. Further, the value to our senior executives of equity awards will vary based on our stock price performance.

1. Short-term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary will typically be used to recognize the experience, skills, knowledge, and responsibilities required of each officer, as well as competitive market conditions.

a.	Base Salary: Base salaries for our executives are generally positioned at or around the 50th percentile versus our peer group (see “Competitive Market Review” for further information on the peer group). In establishing the base salaries of the executive officers, our Compensation Committee and management take into account a number of factors, including the executive’s seniority, position and functional role, and level of responsibility.

We also consider the following factors when determining base salary:

•

For newly hired personnel, we consider the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join our Company. In addition, we consider the competitive market for corresponding positions within comparable companies of similar size and stage of development.

•

For individuals newly promoted to a position, we also consider the competitive market and their prior salary and experience. Where these individuals may not have the same level of experience at the time of promotion as a counterpart hired from outside the Company, we may define a multi-step approach to bringing their salaries in line with targeted levels. Salary increases at each of these steps will be contingent on the continued good performance of the individual.

The base salary of our named executive group is reviewed on an annual basis, and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual financial constraints before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases. Generally, executive salaries are reviewed in the fourth quarter and any adjustments are made effective January 1 of the following year. For 2010, the Board of Directors approved a pay increase of 6%, payable in two increments and dependent upon continued employment, for each of our named executive officers and excluding Dr. Armen. The first 3% was effective on May 24, 2010 and the remaining 3% was effective December 20, 2010. In January 2011, the Board of Directors approved an increase of 6% for Dr. Armen effective as of January 1, 2011.

b.	Annual Incentive Bonuses: Annual incentive bonuses for our executive officers are based on achievement of the Company’s goals and objectives as well as individual performance as outlined in our 2004 Executive Incentive Plan, as amended (the “Executive Incentive Plan”). An individual executive is eligible to receive an award ranging from 0-200% of his or her target bonus based on the Compensation Committee’s evaluation of the results and at their discretion. The Company’s annual goals and objectives are set at the beginning of each fiscal year and are reviewed and approved by the Board of Directors. At the end of the fiscal year, our executive management prepares a report outlining the extent to which the goals and objectives were achieved and presents that to the Compensation Committee along with a recommendation on the percentage funding level for the executive officers’ target bonus awards. The Compensation Committee evaluates the report, along with any relevant supporting documentation and considers it in the context of any change in facts or circumstances that could have impacted goal attainment throughout the year. From time to time, the Compensation Committee may request supplemental information from management to support its evaluation. Based on this evaluation, as well as the Company’s available financial resources, the Compensation Committee determines the appropriate funding level for the executive officers’ target bonus payout. There is no quantifiable formula or weighting of goals. As a result, the Compensation Committee exercises discretion in establishing the funding level of the executive officers’ target bonus payout, taking into account the level of achievement of the Company goals as a whole. Once determined, the recommended bonus payout level is applied to each executive officer’s target bonus percentage to establish the individual target award. The Compensation Committee may exercise further discretion to adjust the actual bonus paid to the individual executive officer to recognize an extraordinary personal contribution or performance disappointment that impacted the Company’s overall performance. When exercising discretion to establish overall funding levels and individual awards, the Compensation Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors.

For the 2010 and 2011 performance years, the target bonuses as a percentage of base salary were as follows:

	Target Bonus
Named Executive Officer	2010	2011
Dr. Armen	50%	50%
Ms. Sharp	40%	40%
Ms. Valentine	30%	30%
Ms. Wentworth	40%	40%
Ms. Klaskin	30%	30%

For the 2010 and 2011 performance years, the annual incentive awards granted to our executive officers and other members of key management were based largely on total Company performance with limited adjustments for the executive’s individual performance. This approach was taken to acknowledge and reinforce the importance of teamwork in addressing the unique set of performance challenges facing the Company in this cycle, which included limited staff and resources and the need to optimize cross-functional cooperation.

In determining the annual incentive awards granted to our executive officers for the 2011 performance year, our Compensation Committee noted the following key accomplishments:

Prophage

•	Entered into a license, development and manufacturing technology transfer agreement with NewVac LLC for Oncophage in Russia.

•	Presented positive phase 2 data in recurrent glioma at ASCO.

•	Entered into a research collaboration with Memorial Sloan Kettering Cancer Center to study Prophage series vaccines in combination with CTLA-4 and PDL-1 antibody.

QS-21

•	Raised profile of QS-21 with the announcement of positive data in Glaxo Smith Kline’s phase 3 malaria trial.

•	Entered into a license agreement with Integrated Biotherapeutics (IBT) for use in bio-defense programs.

Herp-V

•	Published positive phase 1 data in the journal Vaccine.

General Finance and Administration

•	Retired approximately $50 million of public debt and extended maturity of $34 million of its privately held debt to August 2014.

•	Renegotiated our Lexington, Massachusetts facility lease eliminating liability for approximately 80,000 square feet and reducing annual rent and operation expenses by approximately $1.5 million.

•	Raised $8.1 million through a combination of an at market offering and our At the Market Sales Agreement.

Our Compensation Committee gave weight to the fact that these accomplishments were made in a challenging economic environment in which the management team was under severe resource constraints when determining the annual incentive award.

The incentive awards for 2010 performance were delivered partially in cash and partially in shares of unrestricted stock. The incentive awards for 2011 performance were partially paid in shares of unrestricted, fully vested stock and partially as payments made to cover taxes on restricted stock vestings. On April 9, 2010, in conjunction with the 2010 annual incentive bonus plan, the Compensation Committee issued cash payments equal to 30% of target bonus to named executive officers and other key members of management, with the exception of Dr. Armen. Subsequently, in January 2011, the Compensation Committee issued a combination of cash and unrestricted stock which vested shortly after being awarded to named executives and other key members of management for the remaining 70% of their target bonus. At that time, Dr. Armen was issued an unrestricted stock grant equal to 110% of his target bonus which vested shortly after being awarded.

The total payout in stock and cash for 2011 performance was 100% of target measured as of the date that the Compensation Committee approved the awards.

For 2011, the Compensation Committee approved certain amendments to the Executive Incentive Plan to allow payment of required taxes related to the vesting of restricted stock grants to be made by the Company as a prepayment of an anticipated bonus. At the time of bonus payout, the total amount paid in taxes by the Company for each executive will be deducted from the final bonus payout. The Compensation Committee feels that amendment will encourage executives to hold vested shares of stock instead of selling shares to cover taxes.

2. Long-term Incentives.

Our long-term incentives consist of stock options and restricted stock grants. Our stock options and restricted stock grants are designed to align management’s performance objectives with the interests of our stockholders. Our Compensation Committee grants options and restricted stock to key executives to enable them to participate in long-term appreciation of our stockholder value, as well as to share the impact of any business setbacks, whether Company-specific or industry-based. Additionally, through each grant’s vesting schedule, stock options and restricted stock provide a means of encouraging the retention of key executives.

Also in January 2011, the Compensation Committee approved a grant of restricted shares for Agenus executives that vests only on the achievement of key milestones. The Compensation Committee believes the issuance of these performance shares enhances the pay-for-performance characteristics of its long-term incentive strategy and provides even closer alignment with stockholder interests.

For the January 2011 grant, the milestones and weightings are:

•	Completion of a major collaboration or acquisition which advances the development of our HSP products or expands our product and/or technology portfolio: 40%

•	Completion of enrollment in the Prophage G-100, Phase 2 trial in newly diagnosed glioma: 40%

•	Completion of the restructuring of our 2005 and 2006 convertible notes: 20%

The Performance Shares have a term of 2.5 years. Any portion of the grant not earned in that timeframe will be forfeited. Details of each executive’s grant are included under “Compensation Actions for 2011.”

On March 9, 2011 the Compensation Committee approved the vesting of the 20% portion of the January 2011 grant of restricted shares to Agenus executives tied to the restructuring of our 2005 and 2006 convertible notes. The 2006 notes were restructured and the maturity extended to August 31, 2014 and the 2005 notes were largely retired. The shares were vested on March 9, 2011. The Compensation Committee also approved a cash award sufficient to cover the income taxes due on grant, thus delivering the full number of shares to the executives.

The details of all stock options and restricted stock grants made to named executive officers in 2011 are outlined in the section entitled “Compensation Actions for our Chief Executive Officer and our other Named Executive Officers” and are also reflected in the Summary Compensation Table.

Initial and Promotional Long-Term Incentive Grants:

The size of the initial long-term incentive grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options and restricted shares owned by other executives in comparable positions within our Company and has, with the assistance of our independent compensation consultant, Oyster Pond Associates, established long-term incentive guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other development-stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we set the number of options and restricted shares to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant, determined using methods that are consistent with the guidance in Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”),

•	the face value of the grant by position,

•	the face value of the grant as a multiple of base salary,

•	the number of options and restricted shares granted by position,

•	the number of options and restricted shares, in total, granted, and still held, by position as a percentage of total shares granted and of total common shares outstanding, and

•	the proportion of exercisable to non-exercisable shares held, in total.

On a total Company basis, when it is appropriate, we analyze:

•	total annual equity burn rates,

•	total number of shares remaining in the approved pool under the 2009 EIP, and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitive level of our equity-based compensation practices versus the market.

Ultimately, awards to senior executives are driven by their performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies. Equity awards are not granted automatically to our executives on an annual basis.

Directors, executive officers, and all other employees of our Company are required to sign our Company’s Policy Statement on Securities Trades. This policy prohibits trading on, or disclosing, material non-public information, and also establishes “black-out” periods for directors, officers, and certain other members of key management to avoid even the appearance of impropriety.

3. Benefits.

We provide the following benefits to our senior executives generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance,

•	Life insurance,

•	Short- and long-term disability,

•	401(k) plan, and

•	Employee Stock Purchase Plan.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

4. Severance Compensation and Termination Protection.

We have entered into employment and change of control arrangements with Dr. Armen, Ms. Sharp, Ms. Valentine, and Ms. Wentworth. Ms. Klaskin participates in our executive change of control plan. These arrangements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change of control of the Company or a termination without cause by us, each as is defined in the respective agreements or plan.

The employment and change of control arrangements between our Company and our senior executives and the related severance compensation provisions are designed to meet the following objectives:

•	Change of Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, a merger or sale of the Company may be in the best interests of our stockholders. We provide severance compensation if an executive is terminated as a result of a change of control transaction in order to maintain management continuity in the event a potential transaction is announced and to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

•

Termination without Cause: If we terminate the employment of a senior executive without cause, or the executive resigns for good reason as defined in the applicable agreement, we are obligated to continue to pay the base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering one year after termination and because we and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

The payments provided under these arrangements are as follows:

•

Change of Control: Upon a change of control, 50% of the executives’ unvested stock options and restricted shares immediately vest. If the executive is terminated other than for cause or resigns for good reason as a result of the change of control, the remaining 50% vests.

•	If Dr. Armen is terminated other than for cause or resigns for good reason upon a change of control, he is entitled to receive from the Company:

•	his base salary for a period of 24 months, bonus, and medical and dental benefits continuation,

•	outplacement services, and

•	a gross-up payment to cover any excise taxes required under Section 280G of the Code.

•

Other named executive officers with executive employment and change of control arrangements are entitled to receive from the Company 18 months base salary, bonus, and medical and dental benefits continuation, outplacement services and Section 280G gross-up payments under the same circumstances.

•	Termination without Cause:

•

If we terminate Dr. Armen’s employment without cause or he resigns for good reason not involving a change of control, he is entitled to 18 months base salary, bonus, and medical and dental benefits continuation, and outplacement services.

•

Other named executive officers with executive employment agreements are entitled to 12 months base salary, bonus, and medical and dental benefits continuation, and outplacement services under the same circumstances.

Executive employment and change of control arrangements are covered in greater detail in the section entitled “Potential Payments Upon Termination or Change of Control.”

Compensation Actions for our Chief Executive Officer and our other Named Executive Officers

Compensation actions for 2011 and 2012 reflect our management’s and our Compensation Committee’s assessments of performance relative to Company goals and objectives and individual performance objectives, and comparisons against market references described above.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for the senior executives, including the named executive officers but excluding himself. Using the same criteria outlined above, our Compensation Committee works with the Vice President of Human Resources and the independent compensation consultant engaged by the Compensation Committee to determine the specific compensation actions for our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

Compensation Actions in 2011:

•

Base Salary: In 2011, our Compensation Committee increased Dr. Armen’s base salary by 6%. His 2011 base salary was $466,400. Dr. Armen received 34% of his base salary in unrestricted shares of common stock.

•

Annual Incentive Bonus: In January 2011, our Compensation Committee awarded Dr. Armen an annual incentive bonus of 42,330 shares of unrestricted stock in lieu of cash valued at $256,520 to reward him for his performance in 2010. In 2011 the Company paid $22,383 to cover Dr. Armen’s taxes on restricted stock vestings. This amount was deducted from the final bonus payment to be paid in 2012.

•

Long-Term Incentives: In conjunction with a company-wide grant in January 2011, Dr. Armen was granted stock options for 81,654 shares that vest in equal quarterly increments over a three-year period and 33,515 restricted shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. In conjunction with a company-wide grant in September 2011, Dr. Armen was granted stock options for 119,178 shares that vest over a three-year period with 34% of the grant vested on December 14, 2011 and the balance vesting in equal quarterly increments over the remaining eleven quarters.

Compensation Actions in 2012:

•

Base Salary: As of the date of this filing, our Compensation Committee has made no change to Dr. Armen’s base salary for 2012. Dr. Armen continues to receive 34% of his base salary in unrestricted shares of common stock.

•

Annual Incentive Bonus: In January 2012, our Compensation Committee approved an annual incentive bonus of 91,659 shares of unrestricted stock in lieu of cash valued at $210,816 to reward Dr. Armen for his performance in 2011. The shares are to be granted on June 14, 2012 subject to shareholder approval of the increase in the number of shares authorized for issuance under the 2009 EIP (Proposal 3 herein).

•	Long-Term Incentives: As of the date of filing, no long term incentives have been granted to Dr. Armen in 2012.

Karen H. Valentine—Vice President and General Counsel

Compensation Actions in 2011:

•	Base Salary: Ms. Valentine’s base salary remained at $233,200 in 2011.

•

Annual Incentive Bonus: In January 2011, our Compensation Committee awarded Ms. Valentine an annual incentive bonus of $30,096 in cash and 3,310 shares of unrestricted stock valued at $20,064 to reward her for her performance in the 2010 performance year. In 2011 the Company paid $11,866 to cover Ms. Valentine’s taxes on restricted stock vestings. This amount was deducted from the final bonus payment to be paid in 2012.

•

Long Term Incentives: In conjunction with a company-wide grant in January 2011, Ms. Valentine was granted stock options for 14,740 shares that vest in equal quarterly increments over a three-year period and 7,260 restricted shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. In conjunction with a company-wide grant in September 2011, Ms. Valentine was granted stock options for 19,432 shares that vest over a three-year period with 34% of the grant vested on December 14, 2011 and the balance vesting in equal quarterly increments over the remaining eleven quarters.

Compensation Actions in 2012:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Valentine’s base salary for 2012.

•

Annual Incentive Bonus: In January 2012, our Compensation Committee approved an annual incentive bonus of 25,258 shares of unrestricted stock in lieu of cash valued at $58,094 to reward Ms. Valentine for her performance in 2011. Of these shares, 15,208 vested in January 2012 and 10,050 will be granted on June 14, 2012 subject to shareholder approval of the increase in the number of shares authorized for issuance under the 2009 EIP (Proposal 3 herein).

•	Long-Term Incentives: As of the date of filing, no long term incentives have been granted to Ms. Valentine in 2012.

Shalini Sharp—Vice President and Chief Financial Officer

Compensation Actions in 2011:

•	Base Salary: Ms. Sharp’s base salary remained at $254,400 for 2011.

•

Annual Incentive Bonus: In January 2011, our Compensation Committee awarded Ms. Sharp an annual incentive bonus of $43,776 in cash and 4,815 shares of unrestricted stock valued at $29,184 to reward her for her performance in the 2010 performance year. In 2011 the Company paid $21,641 to cover Ms. Sharp’s taxes on restricted stock vestings. This amount was deducted from the final bonus payment to be paid in 2012.

•

Long-Term Incentives: In conjunction with a company-wide grant in January 2011, Ms. Sharp was granted stock options for 24,678 shares that vest in equal quarterly increments over a three-year period and 12,155 restricted shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. In conjunction with a company-wide grant in September 2011, Ms. Sharp was granted stock options for 33,561 shares that vest over a three-year period with 34% of the grant vested on December 14, 2011 and the balance vesting in equal quarterly increments over the remaining eleven quarters.

Compensation Actions in 2012:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Sharp’s base salary for 2012.

•

Annual Incentive Bonus: In January 2012, our Compensation Committee approved an annual incentive bonus of 34,834 shares of unrestricted stock in lieu of cash valued at $80,119 to reward Ms. Sharp for her performance in 2011. Of these shares, 22,121 vested in January 2012 and 12,713 will be granted on June 14, 2012 subject to shareholder approval of the increase in the number of shares authorized for issuance under the 2009 EIP (Proposal 3 herein).

•	Long-Term Incentives: As of the date of filing, no long term incentives have been granted to Ms. Sharp in 2012.

Kerry A. Wentworth—Vice President, Clinical, Regulatory and Quality

Compensation Actions in 2011:

•	Base Salary: Ms. Wentworth’s base salary remained at $254,400 for 2011.

•

Annual Incentive Bonus: In January 2011, our Compensation Committee awarded Ms. Wentworth an annual incentive bonus of $43,776 in cash and 4,815 shares of unrestricted stock valued at $29,184 to reward her for her performance in the 2010 performance year. In 2011 the Company paid $18,328 to cover Ms. Wentworth’s taxes on restricted stock vestings. This amount was deducted from the final bonus payment to be paid in 2012.

•

Long-Term Incentives: In conjunction with a company-wide grant in January 2011, Ms. Wentworth was granted stock options for 30,848 shares that vest in equal quarterly increments over a three-year period and 15,193 restricted shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. In conjunction with a company-wide grant in September 2011, Ms. Wentworth was granted stock options for 39,669 shares that vest over a three-year period with 34% of the grant vested on December 14, 2011 and the balance vesting in equal quarterly increments over the remaining eleven quarters.

Compensation Actions in 2012:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Wentworth’s base salary for 2012.

•

Annual Incentive Bonus: In January 2012, our Compensation Committee approved an annual incentive bonus of 36,274 shares of unrestricted stock in lieu of cash valued at $83,432 to reward Ms. Wentworth for her performance in 2011. Of these shares, 22,121 vested in January and 14,153 will be granted on June 14, 2012 subject to shareholder approval of the increase in the number of shares authorized for issuance under the 2009 EIP (Proposal 3 herein).

•	Long-Term Incentives: As of the date of filing, no long term incentives have been granted to Ms. Wentworth in 2012.

Christine M. Klaskin—Vice President, Finance

Compensation Actions in 2011:

•	Base Salary: Ms. Klaskin’s base salary remained at $196,100 for 2011.

•

Annual Incentive Bonus: In January 2011, our Compensation Committee awarded Ms. Klaskin an annual incentive bonus of $25,308 in cash and 2,784 shares of unrestricted stock valued at $16,872 to reward her for her performance in the 2010 performance year. In 2011 the Company paid $12,266 to cover Ms. Klaskin’s taxes on restricted stock vestings. This amount was deducted from the final bonus payment to be paid in 2012.

•

Long-Term Incentives: In conjunction with a company-wide grant in January 2011, Ms. Klaskin was granted stock options for 6,666 shares that vest in equal quarterly increments over a three-year period and 5,000 restricted shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. In conjunction with a company-wide grant in September 2011, Ms. Klaskin was granted stock options for 16,563 shares that vest over a three-year period with 34% of the grant vested on December 14, 2011 and the balance vesting in equal quarterly increments over the remaining eleven quarters.

Compensation Actions in 2012:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Klaskin’s base salary for 2012.

•

Annual Incentive Bonus: In January 2012, our Compensation Committee approved an annual incentive bonus of 20,245 shares of unrestricted stock in lieu of cash valued at $46,564 to reward Ms. Klaskin for her performance in 2011. Of these shares, 12,789 vested in January and 7,456 will be granted on June 14, 2012 subject to shareholder approval of the increase in the number of shares authorized for issuance under the 2009 EIP (Proposal 3 herein).

•	Long-Term Incentives: As of the date of filing, no long term incentives have been granted to Ms. Klaskin in 2012.

Competitive Market Review

The market for top tier executive talent is highly competitive. Our objective is to attract and retain a superior leadership team. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in and outside our geographic area and by other life science companies.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel.

In order to succeed in attracting highly talented executives, we continuously monitor market trends and draw upon surveys prepared by the Radford Surveys division of AON Hewitt, custom research developed by our compensation consultants, Oyster Pond Associates, and other nationally recognized surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market References: How We Define Market and How We Use Market Compensation Data. Since 2003, we have worked with Oyster Pond Associates, an independent compensation consultant, to evaluate our total compensation program and compare it to levels in the market. Oyster Pond Associates provides services at the direction of the Compensation Committee, through the Company’s Vice President of Human Resources, who acts as the management liaison to the Compensation Committee, and the primary contact with the consultant. Our consultant works with our Vice President of Human Resources and the Compensation Committee to interpret results, make certain specific and general recommendations, and assist in the determination of next steps.

Defining the Market. For 2011, we used two market references to compare our executive total compensation practices and levels to those in the market:

1.	Radford Global Life Sciences Survey conducted by the Radford unit of AON Hewitt: A national survey of executive compensation levels and practices that covers approximately 1,300 positions in more than 560 life science organizations. We focus primarily on a predetermined subset of companies with between 50 and 149 employees.

2.	Proxy data derived from a select peer group of biotech companies of a similar size, market capitalization, development stage and therapeutic focus. The composition of this group is reassessed on an annual basis with guidance from our compensation consultants, Oyster Pond Associates.

In September 2010, the Compensation Committee last updated the select peer group to include twenty-five (25) companies as follows: ARIAD Pharmaceuticals; ArQule, Inc; Array BioPharma; AVEO Pharmaceuticals; BioCryst Pharmaceuticals; Cell Therapeutics; Curis, Inc; Cytokinetics; Dyax; GTx, Inc; Idera Pharmaceuticals; ImmunoGen, Inc; Immunomedics, Inc; Infinity Pharmaceuticals; Ligand Pharmaceuticals; Omeros; Pain Therapeutics; Peregrine Pharmaceuticals; Sangamo BioSciences; Sunesis Pharmaceuticals; Synta Pharmaceuticals; Trubion Pharmaceuticals; Vical, Inc; Zalicus (formerly CombinatoRx, Inc); and ZIOPHARM Oncology.

In September 2011, the Compensation Committee decided to keep the same peer group as 2010 with the exception of Trubion which was acquired by Oxford Bioscience but put a “watch” on ARIAD Pharmaceuticals, AVEO Pharmaceuticals and ImmunoGen, Inc. based on substantive increases in their market capitalizations.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual compensation (including target annual incentive opportunity) and by total compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market reference by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance. We will continue to emphasize long-term equity incentives and performance-based incentive compensation delivered in the form of equity to maintain our competitive pay philosophy.

For 2011, the total compensation paid to the named executive officers generally fell between the 40th and 60th percentile of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that the total compensation was reasonable in the aggregate and under our financial circumstances. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual compensation versus the market references will vary year to year based on Company and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives. We will target total annual direct compensation at approximately the 50th percentile, with an emphasis on performance-based variable compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis, and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. For example, we expect that if we become a fully integrated commercial company, our executive compensation program, in particular our Executive Incentive Plan, will focus more on quantitative performance metrics. Our Compensation Discussion and Analysis would, in the future, reflect these evolutionary changes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

The Compensation Committee of the Board has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair)

Timothy R. Wright

Brian Corvese

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

This table shows certain information about the compensation earned in 2011, 2010, and 2009 by our Chief Executive Officer, our Chief Financial Officer, our Principal Accounting Officer, and our other most highly compensated executive officers who were serving as an executive officer as of December 31, 2011. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Garo H. Armen, Ph.D.(1)	2011	464,200	383,210	(6)	742,106	22,838	42,573	1,654,927
Chief Executive Officer	2010	440,000	253,316		210,280	5,072	37,350	946,018
	2009	440,000	768,900		593,250	—	31,604	1,833,754

Shalini Sharp	2011	254,400	75,125	(7)	217,633	65,417	22,179	634,754
Vice President and Chief Financial Officer	2010	244,708	156,529		75,100	32,916	19,335	528,588
	2009	240,000	42,624		56,613	—	5,638	344,875

Karen H. Valentine	2011	233,200	47,501	(8)	128,329	41,962	19,080	470,072
Vice President and General Counsel	2010	224,315	106,910		45,060	22,387	16,916	415,588
	2009	220,000	24,901		31,781	—	13,525	290,207

Kerry A. Wentworth	2011	254,400	86,612	(9)	265,867	62,104	11,056	680,039
Vice President, Clinical, Regulatory and Quality	2010	244,708	160,279		90,120	30,916	9,801	535,824
	2009	240,000	42,624		50,850	50,000	7,531	391,005

Christine M. Klaskin	2011	196,100	35,771	(10)	79,078	37,574	6,020	354,543
Vice President, Finance and Principal Accounting Officer	2010	188,629	93,481		45,060	19,290	5,894	352,354
	2009	185,000	24,642		30,764	—	4,760	245,166

(1)	As an employee-director, Dr. Armen receives no additional compensation for his services to the Board.
(2)	Based on the fair value of nonvested shares on the grant date. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed on March 6, 2012 for assumptions applied.
(3)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed on March 6, 2012 for assumptions applied. Option awards for 2009 represent the grant date fair value of options granted with the terms of our Tender Offer as included in our Schedule TO filed with the SEC on June 17, 2009.
(4)	Cash bonuses paid under the Executive Incentive Plan.
(5)	Please see the tables below which summarize all other compensation.
(6)	Stock awards for 2011 include the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $211,145, $126,690 of which is included in this amount.
(7)	Stock awards for 2011 include the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $76,577, $45,946 of which is included in this amount.
(8)	Stock awards for 2011 include the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $45,738, $27,443 of which is included in this amount.

(9)	Stock awards for 2011 include the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $95,716, $57,433 of which is included in this amount.
(10)	Stock awards for 2011 include the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $31,500, $18,900 of which is included in this amount.

2011:

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	21,364	1,685	15,658	3,866	42,573
Shalini Sharp	20,932	1,247	—	—	22,179
Karen H. Valentine	16,814	2,266	—	—	19,080
Kerry A. Wentworth	8,365	2,591	—	100	11,056
Christine M. Klaskin	2,793	2,027	—	1,200	6,020

2010:

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	18,754	957	13,789	3,850	37,350
Shalini Sharp	17,967	1,368	—	—	19,335
Karen H. Valentine	14,505	2,411	—	—	16,916
Kerry A. Wentworth	7,335	2,466	—	—	9,801
Christine M. Klaskin	2,759	1,935	—	1,200	5,894

2009:

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	15,883	2,234	11,565	1,922	31,604
Shalini Sharp	4,253	1,385	—	—	5,638
Karen H. Valentine	12,256	1,269	—	—	13,525
Kerry A. Wentworth	6,146	1,385	—	—	7,531
Christine M. Klaskin	2,493	1,067	—	1,200	4,760

Grants of Plan-Based Awards for 2011

This table shows our grants of plan-based awards to named executive officers in 2011. All of the awards under the Non-Equity Incentive Plan Compensation column in the Summary Compensation table were made under our Executive Incentive Plan. The awards reflected in the All Other Stock Awards and All Other Option Awards columns were made under our 2009 EIP.

Executive Officer	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Garo H. Armen, Ph.D.	1/4/2011	(1)	33,515	81,654	6.30	630,846
Chief Executive Officer	1/18/2011	(2)	42,330	—	—	256,520
	9/14/2011	(3)	—	119,178	3.36	322,496

Shalini Sharp	1/4/2011	(1)	12,155	24,678	6.30	203,421
Vice President and Chief Financial Officer	1/18/2011	(2)	4,815	—	—	29,179
	9/14/2011	(3)	—	33,561	3.36	90,950

Karen H. Valentine	1/4/2011	(1)	7,260	14,740	6.30	121,502
Vice President and General Counsel	1/18/2011	(2)	3,310	—	—	20,059
	9/14/2011	(3)	—	19,432	3.36	52,661

Kerry A. Wentworth	1/4/2011	(1)	15,193	30,848	6.30	254,275
Vice President, Clinical, Regulatory and Quality	1/18/2011	(2)	4,815	—	—	29,179
	9/14/2011	(3)	—	39,669	3.36	107,503

Christine M. Klaskin	1/4/2011	(1)	5,000	6,666	6.30	65,763
Vice President, Finance and Principal Accounting Officer	1/18/2011	(2)	2,784	—	—	16,871
	9/14/2011	(3)	—	16,563	3.36	44,886

(1)	The restricted stock vests based on the achievement of performance milestones as determined by the Compensation Committee of the Board of Directors of Agenus Inc. 20% of the award vested on March 9, 2011. The stock option award vests quarterly over three years beginning on April 4, 2011.
(2)	The restricted stock vested on January 20, 2011.
(3)	The stock option vests quarterly over three years with 34% vested on December 14, 2011 and the balance vesting in equal quarterly installments.
(4)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed on March 6, 2012 for assumptions applied.

Dr. Armen, Ms. Sharp, Ms. Valentine, and Ms. Wentworth each currently have an employment and change of control agreement providing a minimum base salary. The employment and change of control agreements for our current and former executive officers entitle them to participate in employee benefit and fringe benefit plans and programs made available to executives generally. Additionally, the employment and change of control agreements provide for the reimbursement of reasonable, customary and necessary business expenses, subject to our travel policy. For our executives, all other compensation items, including perquisites, comprise a small portion of overall total compensation.

The exercise price for all stock options granted in 2011 equaled the fair market value of the Company’s common stock on the date of the grant. Fair market value on the date of grant was determined as the closing market price of the Company’s common stock on the date of the grant.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table shows outstanding equity awards for the named executive officers as of December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(6) ($)
Garo H. Armen, Ph.D.	87,500	—		9.48	7/16/19	—		—
Chief Executive Officer	53,037	—		9.78	9/15/16	—		—
	35,200	—		13.62	9/12/17	—		—
	42,500	—		9.42	9/10/18	—		—
	—	—		—	—	6,944	(1)	13,888
	34,027	24,306	(2)	4.50	1/26/20	—		—
	—	—		—	—	26,812	(3)	53,624
	20,413	61,241	(4)	6.30	1/4/21	—		—
	40,520	78,658	(5)	3.36	9/14/21	—		—

Shalini Sharp	8,350	—		9.48	7/16/19	—		—
Vice President and Chief Financial Officer	10,000	—		10.44	9/13/16	—		—
	3,711	—		9.78	9/15/16	—		—
	18,533	—		13.62	9/12/17	—		—
	10,833	—		9.42	9/10/18	—		—
	—	—		—	—	3,125	(1)	6,250
	12,152	8,681	(2)	4.50	1/26/20	—		—
	—	—		—	—	9,724	(3)	19,448
	6,169	18,509	(4)	6.30	1/4/21	—		—
	11,411	22,150	(5)	3.36	9/14/21	—		—

Karen H. Valentine	4,687	—		9.48	7/16/19	—		—
Vice President and General Counsel	2,083	—		9.78	9/15/16	—		—
	5,000	—		12.18	12/4/16	—		—
	8,150	—		13.62	9/12/17	—		—
	8,333	—		9.42	9/10/18	—		—
	—	—		—	—	2,084	(1)	4,168
	7,291	5,209	(2)	4.50	1/26/20	—		—
	—	—		—	—	5,808	(3)	11,616
	3,685	11,055	(4)	6.30	1/4/21	—		—
	6,607	12,825	(5)	3.36	9/14/21	—		—

Kerry A. Wentworth	7,500	—		9.48	7/16/19	—		—
Vice President, Clinical, Regulatory and Quality	10,000	—		12.18	6/14/16	—		—
	3,333	—		9.78	9/15/16	—		—
	26,866	—		13.62	9/12/17	—		—
	10,833	—		9.42	9/10/18	—		—
	—	—		—	—	3,472	(1)	6,944
	14,583	10,417	(2)	4.50	1/26/20	—		—
	—	—		—	—	12,155	(3)	24,310
	7,712	23,136	(4)	6.30	1/4/21	—		—
	13,487	26,182	(5)	3.36	9/14/21	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(6) ($)
Christine M. Klaskin	4,537	—		9.48	7/16/19	—		—
Vice President, Finance and Principal Accounting Officer	5,000	—		10.44	9/13/16	—		—
	2,551	—		9.78	9/15/16	—		—
	8,150	—		13.62	9/12/17	—		—
	8,333	—		9.42	9/10/18	—		—
	—	—		—	—	2,084	(1)	4,168
	7,291	5,209	(2)	4.50	1/26/20	—		—
	—	—		—	—	4,000	(3)	8,000
	1,666	5,000	(4)	6.30	1/4/21	—		—
	5,631	10,932	(5)	3.36	9/14/21	—		—

(1)	The restricted stock vests in five equal quarterly installments beginning January 26, 2012, provided the executive remains employed with us.
(2)	The options vest in five equal quarterly installments beginning January 26, 2012, provided the executive remains employed with us.
(3)	The restricted stock vests based on the achievement of performance milestones as determined by the Compensation Committee of the Board of Directors of Agenus Inc.
(4)	The options vest in nine equal quarterly installments beginning January 4, 2012, provided the executive remains employed with us.
(5)	The options vest in twelve equal quarterly installments beginning March 4, 2012, provided the executive remains employed with us.
(6)	We valued the stock awards using the closing price of our common stock on The NASDAQ Capital Market on December 30, 2011, (the last business day of the year) which was $2.00 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting.

Option Exercises and Stock Vested for 2011

The following table shows information about restricted stock that vested in 2011 and the value realized on those awards by our named executive officers in 2011. No stock options were exercised by our named executive officers in 2011.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Garo Armen Chief Executive Officer	57,089	311,392

Shalini Sharp Vice President and Chief Financial Officer	10,580	55,641

Karen H. Valentine Vice President and General Counsel	6,983	36,662

Kerry A. Wentworth Vice President, Clinical, Regulatory and Quality	11,465	60,498

Christine M. Klaskin Vice President, Finance and Principal Accounting Officer	6,005	31,047

Pension Benefits for 2011

We do not have any plans providing for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans for 2011

We do not have any nonqualified defined contribution plans or other deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. Dr. Armen, Ms. Sharp, Ms. Valentine, and Ms. Wentworth are each currently party to employment and change of control agreements providing for payments in connection with such officers’ termination or a change of control. Ms. Klaskin is party to a change of control plan providing for payments in connection with a change of control. A “change of control” or “change in control” is defined in each of the agreements and plan generally as (i) the acquisition by any individual, entity or group of 50% or more of the common stock of the Company, (ii) a change in the incumbent Board of Directors such that incumbent directors cease to constitute at least a majority of our Board of Directors, (iii) a sale or other disposition of all or substantially all of the assets of the Company, or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. The following text and tables summarize the potential payments to each applicable named executive officer assuming that the triggering event occurred on December 31, 2011, the last day of our fiscal year.

Our Chief Executive Officer

Under Dr. Armen’s employment and change in control agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason (as defined), he is entitled to receive from the Company:

•	his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under Dr. Armen’s employment and change in control agreement, “good reason” means the occurrence of any of the following events:

(i)	failure to continue Dr. Armen in the position of Chief Executive Officer,

(ii)	a material and substantial diminution in the nature or scope of his responsibilities,

(iii)	a material reduction in base salary or benefits, or

(iv)	relocation of Dr. Armen’s principal office, without his prior consent, to a location more than 30 miles away.

Upon a change of control 50% of any of Dr. Armen’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 24 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	acceleration of vesting for all unvested stock options and unvested restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment and change in control agreement, he is subject to a non-competition and non-solicitation period for the greater of 18 months post-termination or the period during which he is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination or Change of Control	Termination in Connection with a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	932,800	699,600
Bonus Payment	513,040	384,780
Acceleration of Vesting of Equity	68,903	N/A
Perquisites and Other Personal Benefits	56,232	46,485
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A
Total:	1,570,975	1,130,865

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on The NASDAQ Capital Market on December 30, 2011, (the last business day of the year) which was $2.00 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting. Upon a change of control without termination, the acceleration of vested equity would be valued at $34,453.

We assumed in each case that termination is not for cause, the executive does not violate his non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within two years of termination or change of control, and the executive does not incur legal fees requiring reimbursement from us.

We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

Gross-up payments assume a December 31, 2011 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.00 (the closing price of our common stock on December 30, 2011, the last business day of the year) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Other Named Executive Officers

Under the employment and change in control agreements for Ms. Sharp, Ms. Valentine, and Ms. Wentworth, if we terminate each officer’s employment without cause or if each officer terminates her employment for good reason, each officer is entitled to receive from the Company:

•	her base salary for a period of 12 months plus a lump sum payment of the higher of the officer’s target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the employment and change in control agreements for the various named executives, “good reason” means the occurrence of any of the following events:

Good Reason	Ms. Sharp	Ms. Valentine	Ms. Wentworth

Material and substantial diminution in nature of scope of responsibilities(1)	X	X	X

Material reduction in base salary or benefits	X	X	X

Relocation of office by more than 30 miles (without prior consent)(1)	X	X	X

Change of principal place of business from California(2)	X

(1)	For purposes of change of control.
(2)	Termination benefit at reduced level in comparison with other good reason.

Under the employment and change in control agreements for Ms. Sharp, Ms. Valentine, and Ms. Wentworth, upon a change of control:

•

50% of any of each officer’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate the officer’s employment without cause or if the officer terminates her employment for good reason, the officer is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of their target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	the acceleration of vesting for all unvested stock options and unvested restricted stock as of the date of termination.

Under Ms. Sharp’s employment and change in control agreement, her principal place of business is in California. If Ms. Sharp is asked to relocate to the Company’s New York or Massachusetts locations, she has the right to terminate the agreement, and upon such termination, Ms. Sharp is entitled to receive from the Company:

•	her base salary for a period of 6 months plus a lump sum payment of the higher of one-half of her target incentive bonus for that year or one-half of her actual incentive bonus,

•	coverage under our medical and dental plans for six months following the date of termination,

•	a lump sum payment of $7,500 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the change of control plan for Ms. Klaskin, upon a change of control:

•

50% of any of each Ms. Klaskin’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 12 months of base salary plus the higher of her target incentive bonus for that year or her last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $10,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change in control.

Additionally, under the officers’ employment and change of control arrangements, they are each subject to a non-competition and non-solicitation period for the greater of 12 months post-termination or the period during which the officer is receiving post-termination payments from us.

	Termination in Connection with a Change of Control* ($)				Termination without Cause or with Good Reason* ($)
Executive Benefits and Payments Upon Termination or Change of Control	Ms. Klaskin	Ms. Valentine	Ms. Sharp	Ms. Wentworth	Ms. Klaskin	Ms. Valentine	Ms. Sharp	Ms. Wentworth
Base Salary	196,100	349,800	381,600	381,600	N/A	233,200	254,400	254,400
Bonus Payment	58,830	104,940	152,640	152,640	N/A	69,690	101,760	101,760
Acceleration of Vesting of Equity	12,364	16,013	26,093	31,721	N/A	N/A	N/A	N/A
Perquisites and Other Personal Benefits	12,855	40,487	46,485	27,635	N/A	32,739	36,738	24,171
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total:	280,149	511,240	606,818	593,596	N/A	335,629	392,898	380,331

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on The NASDAQ Capital Market on December 30, 2011, (the last business day of the year) which was $2.00 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting. Upon a change of control without termination the acceleration of vested equity would be valued at $6,182, $8,007, $13,046, and $15,860 for Ms. Klaskin, Ms. Valentine, Ms. Sharp, and Ms. Wentworth respectively.

•

We assumed in each case that termination is not for cause, the executive does not violate her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within eighteen months of termination or change of control, and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•

Gross-up payments assume a December 31, 2011 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.00 (the closing price of our common stock on December 30, 2011, the last business day of the year) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Change of Control Arrangements Under Our 2009 EIP

Under our 2009 EIP, in the event of a change of control (as determined by the Board), the Board may make a provision for the continuation, acceleration or assumption or substitution of unvested options and restricted stock, or provide for a cash-out of outstanding awards.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for their service as a non-employee director in 2011:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Tom Dechaene	46,000	9,573	—		55,573
Wadih Jordan	41,500	9,573	—		51,073
Hyam I. Levitsky, M.D.	28,667	9,573	—		38,240
Timothy R. Wright	66,000	9,573	100,000	(3)	175,573
Timothy Rothwell	37,000	9,573	—		46,573
Brian Corvese	57,000	9,573	—		66,573
John Hatsopoulos	43,000	9,573	—		52,573

(1)	Includes fees earned in 2011 but deferred pursuant to our Directors’ Deferred Compensation Plan (as amended).
(2)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed on March 6, 2012 for assumptions applied. Each director was granted 2,500 options during 2011.
(3)	Represents value of option awarded for consulting fees earned.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2011

Type of Fee
Annual retainer	$34,000
Additional annual retainer for Lead Director	$18,000
Additional annual retainer for Audit and Finance Committee Chair	$18,000
Additional annual retainer for Audit and Finance Committee member	$9,000
Additional annual retainer for Compensation Committee Chair	$7,500
Additional annual retainer for Compensation Committee member	$5,000
Additional annual retainer for Corporate Governance and Nominating Committee Chair	$6,000
Additional annual retainer for Corporate Governance and Nominating Committee member	$3,000
Additional annual retainer for Research and Development Committee Chair	$6,000
Additional annual retainer for Research and Development Committee member	$3,000
Annual stock option grant(1)	2,500 shares

(1)	Each stock option grant vests over three years in equal annual installments. Any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his or her term.

Agenus also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Our Directors’ Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation in the form of equity under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of equity within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 16, 2012, Agenus had [            ] shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Agenus common stock, as of that date, by:

•	each of our current directors,

•	each nominee for director,

•	our Chief Executive Officer,

•	our Chief Financial Officer,

•	our Principal Accounting Officer,

•	our other most highly compensated executive officers who were serving as executive officers as of December 31, 2011 and are named in the Summary Compensation Table, and

•	all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 16, 2012, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 16, 2012 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of April 16, 2012 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares	Number of Shares Issuable(1)	Total	Percent of Class
Garo H. Armen, Ph.D.
Tom Dechaene

Wadih Jordan

Timothy R. Wright
Brian Corvese
Shalini Sharp
Karen H. Valentine
Kerry A. Wentworth
Christine M. Klaskin
All current directors and executive officers as a group (9 persons)

*	Less than one percent
(1)	Shares that can be acquired upon the exercise of stock options or restricted shares vested as of 60 days following April 16, 2012, and in the case of directors, shares to be distributed under the DDCP.

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 16, 2012 by each person known to us owning beneficially more than 5% of any class of our capital stock.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A Preferred	924,373 31,620	(1)	100	% %
Fletcher Asset Management, Inc. 48 Wall Street 5th Floor New York, NY 10005	Series B Preferred	3,105	(2)	100%

(1)	Mr. Kelley owns 31,620 shares of our Series A Convertible Preferred Stock, our only shares of outstanding Series A preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A Convertible Preferred Stock into shares of common stock as of April 16, 2012, he would have held [ ] shares of our common stock, or [ %] of the shares outstanding.
(2)	Fletcher Asset Management, Inc. owns 3,105 shares of our Series B Convertible Preferred stock, our only shares of outstanding Series B preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2011 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

No such transactions or currently proposed transactions since January 1, 2011 exist.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and

Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,045,195	$8.20	375,916
Equity compensation plans not approved by security holders	—		—

Total	2,045,195		375,916

(1)	Includes 95,211 shares issuable under our DDCP at a weighted average price of $8.23.
(2)	Includes 131,187 shares that may be issued under our 2009 Employee Stock Purchase Plan and 14,298 shares available under our DDCP.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED) TO DECREASE THE NUMBER OF

SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

Description of Proposed Amendment to our Amended and Restated Certificate of Incorporation

The Board of Directors has adopted, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation. This amendment would decrease the authorized number of shares of Agenus’ common stock from 250,000,000 shares to 70,000,000 and shares of Agenus’ preferred stock from 25,000,000 shares to 5,000,000.

As of April 16, 2012, there were [            ] shares of common stock outstanding and held by Agenus stockholders. In addition to these shares, as of April 16, 2012, there were [            ] shares of common stock reserved for issuance under our equity incentive plans.

On October 3, 2011, the Company executed a reverse stock split. As a result of the reverse stock split, the Company has determined that it has more shares authorized for issuance than it deems necessary. For this reason, as well as to reduce our annual Delaware corporate franchise tax liability, we believe it is advisable to reduce the number of shares authorized for issuance.

The proposed amendment to our Amended and Restated Certificate of Incorporation is included as Appendix A to this proxy statement.

Vote Required

To approve Proposal 2, stockholders holding a majority of the outstanding shares of Agenus common stock must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN

Description of Proposed Amendment to the Plan

The Board has adopted, subject to stockholder approval, an amendment to our 2009 Equity Incentive Plan (the “2009 EIP”) to increase the number of shares authorized for issuance under the 2009 EIP from 2,166,666 to 4,200,000.

All our executive officers and directors, including Mr. Jordan and Ms. Sharp, our director-nominees, are eligible for awards under the 2009 EIP. Dr. Armen, Ms. Sharp, Ms. Valentine, Ms. Wentworth, and Ms. Klaskin are also stockholders and may vote their shares for approval of the adoption of the amendment to the 2009 EIP.

Our Board of Directors believes that our 2009 EIP is useful as a continuing means of creating employee equity incentives in order to help attract, retain and motivate the best available talent for the successful conduct of our business. Over the remaining term of the 2009 EIP, we may hire additional employees. To attract top-level individuals, we will need to grant stock option or other stock awards to most of these new employees. In addition, existing employees and board members may receive additional stock option or other stock awards consistent with our current compensation policies. Our Board of Directors believes the remaining shares under the 2009 EIP are insufficient to accomplish these purposes.

If the amendment to the plan is approved, there would be [            ] shares available for grant under the plan, which equals approximately [    ]% of our total shares of common stock outstanding as of April 16, 2012. If the amendment to the plan is not approved, there would be [            ] shares available for grant under the plan, which equals approximately [    ]% of our total shares of common stock outstanding as of April 16, 2012.

Certain grants of equity awards by the Company have been made pursuant to the 2009 EIP, contingent on stockholder approval of this proposal, including grants to our named executive officers of [            ] shares of unrestricted stock. Set forth below is a summary of the awards that the Compensation Committee has, as of the date hereof, committed to make pursuant to the 2009 EIP, subject to stockholder approval thereof, to the persons specified below.

Committed Equity Awards Under

Amended 2009 Equity Incentive Plan

Name and Position	Dollar value ($)	Number of Shares (a)
Garo H. Armen, Ph.D.	$210,816	91,659
Shalini Sharp	$29,240	12,713
Karen H. Valentine	$23,115	10,050
Kerry A. Wentworth	$32,552	14,153
Christine M. Klaskin	$17,149	7,456
All current executive officers as a group	$312,872	136,031
All directors who are not employees as a group	0	0
All employees who are not executive officers as a group	$224,197	97,477

(a) Shares of unrestricted stock to be granted June 14, 2012 if this proposal is approved. The following is a brief summary of the 2009 EIP. This summary of the 2009 EIP is qualified in its entirety by reference to the full text of the 2009 EIP which is included as Appendix B to this proxy statement.

Description of the 2009 EIP

The following is a brief summary of the 2009 EIP.

Types of Awards

The 2009 EIP provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock, unrestricted stock and other equity-based awards, such as stock appreciation rights, phantom stock awards, and restricted units, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. For each option granted under the 2009 EIP, our Board shall determine the number of shares of our common stock covered by the option, the exercise price (which may not be less than 100% of fair market value of the share subject thereto at the time of grant), the duration (which may not exceed ten years), and the conditions and limitations applicable to the exercise of the option and the common stock issued thereunder, including vesting provisions, repurchase provisions and restrictions relating to applicable securities laws. Option grants intended by the Board to qualify as incentive stock options shall be subject to and construed consistently with the requirements of Section 422 of the Code. The 2009 EIP permits the following forms of payment of the exercise price of options: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of common stock owned by the participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

The Board may, without stockholder approval, (i) amend any outstanding option granted under the 2009 EIP to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option and (ii) cancel any outstanding option and grant in substitution therefor new options covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. No option granted under the 2009 EIP shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Stock Awards and Restricted Stock Awards. The Board shall determine the terms and conditions of any stock award granted under the 2009 EIP entitling recipients to acquire shares of our common stock. The Board may provide that a stock award is subject to forfeiture should the conditions in the applicable award not be satisfied before the end of the applicable restriction period.

Other Stock-Based Awards. The Board shall have the right to grant other awards based on or with reference to our common stock or its trading price having such terms or conditions as the Board may determine.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive Awards under the 2009 EIP. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

The granting of Awards under the 2009 EIP is discretionary, and the individuals who may become participants and receive Awards under the 2009 EIP, and the number of shares they may acquire, are not determinable. The Company had 54 employees on April 1, 2012 and 4 non-employee directors, all of whom are eligible to receive Awards under the 2009 EIP.

Administration

The 2009 EIP is administered by our Board. The Board has the authority to grant and amend Awards, to adopt, amend and repeal the rules relating to the 2009 EIP, and to interpret and correct the provisions of the 2009 EIP and any Award. Our Board may delegate authority under the 2009 EIP to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2009 EIP. To the extent permitted by law, the Board may delegate to an officer the power to grant Awards, provided that only the Board may grant Awards to any executive officer of the Company. The 2009 EIP requires that all discretionary Awards to non-employee directors will only be granted and administered by a committee, each member of which is an “independent director” as defined in NASDAQ’s Marketplace Rules.

The Board is required to make appropriate adjustments in connection with the 2009 EIP and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. Our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, even if such acceleration may cause adverse tax consequences under Sections 280G, 4999, 422, or other sections of the Code.

The 2009 EIP also contains provisions addressing the consequences of any acquisition of the Company. In connection with an acquisition of the Company, by merger, sale of all or substantially all the assets or capital stock of the Company, or any other change in control or acquisition of the Company, as determined by the Board, the Board shall make appropriate provision for any outstanding Awards on the same basis or on different basis as our Board determines for:

•	continuation of the Awards by the Company;

•	assumption or substitution of Awards by the acquirer or surviving entity;

•	upon written notice, termination of all unexercised Awards unless the vested portion is exercised within a specified period following the date of such notice;

•

a cash payment to the holder of an unexercised Award equal to the difference between the fair market value of the Award and its exercise price, if applicable, or the vested portion thereof, including any vesting that may be accelerated; or

•	any combination of the foregoing.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant Awards in substitution for any stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards shall be granted under the 2009 EIP on such terms as our Board deems appropriate and, except as required under Section 422 and related provisions of the Code, substitute options shall not count against the overall share limit under the 2009 EIP.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 EIP to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

The Board may at any time amend, suspend or terminate the 2009 EIP, subject to stockholder approval under any applicable legal, regulatory or listing requirement, or any outstanding Award, provided that the consent of the participant shall be required if such action would materially and adversely affect the participant. No Award may be made under the 2009 EIP after the ten-year anniversary of its adoption, but Awards previously granted may extend beyond that date.

Dividends and Cash Awards

The Board may issue an Award that provides the participant with dividends or dividend equivalents or cash payments in lieu of or in addition to an Award.

Loans

The Board may authorize loans or cash payments to participants in connection with an Award. Loans may be secured by any security, including common stock, underlying or related to such Award, provided that no loan may exceed the fair market value of the security subject to such Award.

Federal Income Tax Consequences Related to the 2009 EIP

This summary of the United States federal income tax consequences to the Company and recipients of Awards granted under the 2009 EIP is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. This summary is very general and changes to these laws, or administrative or judicial interpretations of them, could alter the tax consequences described below. Additionally, this discussion does not address state or local tax, federal employment tax, or other federal tax consequences that may be associated with the 2009 EIP. Award recipients should consult their own tax advisors about how these rules affect their own particular tax situation.

Incentive Stock Options

A participant generally will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax. The Company will not be entitled to a deduction as a result of the grant or exercise of an incentive stock option.

If the shares received pursuant to the exercise of an incentive stock option are disposed of within two years from the date of grant or within one year from the date of exercise, the participant will recognize ordinary income equal to the excess of the sale price over the price paid for the shares. The Company will be entitled to a deduction for the same amount. If the shares received pursuant to the exercise of an incentive stock option are disposed of more than two years from the date or grant and more than one year after the option was exercised, then the participant will recognize long-term capital gain or long-term capital loss on the spread. The Company will not be entitled to a deduction as a result of the disposition.

Nonstatutory Stock Options

A participant generally will not recognize taxable income upon the grant of a nonstatutory stock option. A participant will recognize ordinary income upon the exercise of a nonstatutory stock option equal to the excess of the then fair market value of the stock over the exercise price. The participant’s basis for determining gain or loss upon the subsequent disposition of such shares acquired upon exercise will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of the option. Upon disposition, the difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year upon disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company may be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election is made pursuant to Section 83(b) of the Code, a participant will recognize ordinary income at grant equal to the excess of the then fair market value of the stock over the purchase price. If the participant does not make a Section 83(b) election, the participant will not recognize income until the stock vests, at which point the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the vesting date over the purchase price. The participant’s basis for determining gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable.

Upon the disposition of any stock received as a stock award under the 2009 EIP, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. The Company may be entitled to a deduction in the year in which ordinary income is recognized by the participant.

Other Stock-Based Awards

The tax consequences associated with other stock-based Awards granted under the 2009 EIP will vary depending on the type of Award and its specific terms. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

Compensation paid to certain “covered employees” of public companies that exceeds $1 million is not deductible under Section 162(m) of the Code unless certain conditions are met, including whether the compensation qualifies as “performance-based compensation.” Thus, any deductions available to the Company for grants under the 2009 EIP will be subject to the limitations of Section 162(m) of the Code.

Vote Required

To approve Proposal 3, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2012 Annual Meeting and voting on the matter must vote FOR Proposal 3. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4—TO APPROVE AN AMENDMENT TO OUR DIRECTORS’ DEFERRED

COMPENSATION PLAN (AS AMENDED) TO INCREASE THE NUMBER OF SHARES

AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN

The Board has adopted, subject to stockholder approval, an amendment to our DDCP, to increase the number of shares of our common stock available for issuance under the DDCP from 125,000 shares to 225,000 shares. The current amount of shares available for issuance under the DDCP is insufficient to enable the Company to continue operation of the DDCP. We believe the DDCP is beneficial to the Company and stockholders in enabling us to preserve our cash flow.

The following summary of the DDCP is qualified in its entirety by reference to the full text of the DDCP and the proposed amendment to the DDCP. The DDCP, as amended, is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089 filed on June 11, 2007). The Third Amendment to the DDCP is filed as Appendix E to our Definitive Proxy Statement on Schedule 14A filed on April 27, 2009. The Fourth Amendment to the DDCP is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089 filed on December 14, 2010). The Fifth Amendment to the DDCP is filed as Appendix B to our Definitive Proxy Statement on Schedule 14A filed on May 3, 2011. The proposed amendment to our DDCP is included as Appendix C to this proxy statement.

The DDCP allows each member of the Board who is not also an officer or employee of the Company to defer receipt of all or a portion of the cash compensation payable to him or her for service on our Board. Compensation may be deferred until termination of service as a director or, subject to certain restrictions, such other date as may be specified by the director. All of our current directors, except Dr. Garo H. Armen, Ph.D., are eligible to participate in the DDCP. The DDCP is currently administered by the Company’s Chief Financial Officer, who has sole responsibility for interpreting the plan.

A director may elect to participate in the DDCP no later than September 30 of the year before the calendar year in which the deferral of compensation will begin and will designate to defer 25, 50, 75 or 100 percent of his or her total cash compensation. A deferral account is established for each participating director, which consists of a subaccount for amounts earning interest, denominated on a dollar basis (the “cash account”), and a subaccount for amounts invested in hypothetical shares of our common stock, which is denominated on a share basis (the “stock account”). Pursuant to the deferral agreement, each participant indicates the percentage of future deferrals to be invested in the cash account and the stock account, which investments occur on a quarterly basis. Amounts deferred to the cash account bear interest at the rate paid on one-year Treasury bills. Amounts deferred to the stock account are converted on a quarterly basis into a number of units representing shares of our common stock equal to the amount of compensation which the participant has elected to defer to the stock account divided by the applicable stock price for our common stock (the average closing price of our common stock for all trading days during the applicable calendar quarter as reported by The NASDAQ Capital Market or as reported by another system or organization selected by the administrator of the DDCP). A participant with amounts held in the stock account will be eligible for cash and stock dividends in the form of stock units on the date we pay any such dividends on shares of our common stock. Upon a stock dividend, recapitalization, merger, consolidation, or other change affecting common stock, an appropriate adjustment shall be made to each participant’s stock account. The stock account is maintained for bookkeeping purposes only. Prior to receiving a distribution of the stock account, units representing shares distributed to a participant’s stock account are not considered actual shares of our common stock for any purpose, and a participant will have no right as a stockholder with respect to such units.

Distributions from the deferral account will be paid in a lump sum or in annual installments for a period of up to five years and commence in the calendar year following a participant’s termination of service as a director or, subject to certain restrictions, such other calendar year as may be specified by the participant. Distributions consist of (a) cash in the amount credited to the participant’s account (prorated, if paid in installments) and (b) the number of shares of our common stock equal to the number of units credited to his or her stock account

(prorated, if paid in installments). Prior to distribution, units representing shares credited to a participant’s stock account are only considered outstanding in calculating our earnings per share and a participant has no rights as a stockholder with respect to such shares.

The DDCP is unfunded, and the Company has no obligation to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations under the plan. The rights of any participant, beneficiary, or other person under the DDCP will be solely those of a general unsecured creditor of our Company. If a participant would receive a payment from his or her stock account in excess of the number of shares remaining under the DDCP, the participant shall receive cash. The Company may, without the consent of any participant, beneficiary, or other person amend the DDCP at any time, but no amendment may reduce the amount previously credited to a participant’s deferral account. The Company may terminate the DDCP at any time, and the Company may, in its discretion, distribute amounts according to the participant’s deferral election or in a lump sum as soon as practicable after the plan’s termination date.

Vote Required

To approve Proposal 4, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2012 Annual Meeting and voting on the matter must vote FOR Proposal 4. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2012

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2012 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2011. Representatives of KPMG LLP are expected to be present at the 2012 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $370,874 for 2011 and $342,100 for 2010.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our 401(k) Retirement Plan were $25,070 in 2011 and $25,800 in 2010.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation services for Antigenics Therapeutics Ltd. were 1,000 Euros in 2011 and 2010.

All Other Fees

We paid no other fees to KPMG LLP for 2011 or 2010.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2011 and 2010 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 5, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 5. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares on Proposal 5. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 5.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2011, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (3) received the written disclosures from the auditors required by the Public Company Accounting Oversight Board independence and ethics rule, Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors their independence, and considered whether the provision of permissible non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

By the Audit and Finance Committee,

Brian Corvese, Chair

Tom Dechaene

Timothy Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2013 Annual Meeting of Stockholders

Proposals to be included in the proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2013 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal offices by December 31, 2012.

Other proposals (not to be included in the proxy statement). Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2013 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 13, 2013, if you wish to bring business before the 2013 Annual Meeting of Stockholders, you must give us written notice by April 2, 2013.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2013 Annual Meeting of Stockholders is given or made and the date of the 2013 Annual Meeting of Stockholders is not within 30 days before or after June 13, 2013, notice by the stockholder must be received 45 days prior to the date of the 2013 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2013 Annual Meeting of Stockholders is given or made and the date of the 2013 Annual Meeting of Stockholders is not within 30 days before or after June 13, 2013, notice by the stockholder must be received no later than 15 days after the date Agenus sends notice of the 2013 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2013 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 800-962-2436 or IR@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The Director’s Deferred Compensation Plan (as amended), the 2009 Equity Incentive Plan, and the financial statements from our Annual Report on Form 10-K for the year ended December 31, 2011 are herein incorporated by reference.

APPENDIX A

CERTIFICATE OF THIRD AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AGENUS INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Agenus Inc. (the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 10, 1999 (the “Certificate of Incorporation”). The Certificate of Incorporation was amended and restated on June 7, 2002 (the “Restated Certificate”), which was further amended on June 15, 2007 by a Certificate of Amendment (the “First Amendment”), which was further amended on January 6, 2011 by a Certificate of Ownership and Merger (the “Name Change Amendment”), which was further amended on September 29, 2011 by a Certificate of Second Amendment (the “Second Amendment” and the Restated Certificate, as amended by the First Amendment, the Name Change Amendment and the Second Amendment, the “Amended Certificate”). This Certificate of Third Amendment (the “Third Amendment”) amends certain provisions of the Amended Certificate, and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2. The Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the following amendment to the Amended Certificate, and declaring the Third Amendment to be advisable.

3. This Third Amendment was duly adopted by the vote of the stockholders holding the requisite number of shares of outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.

4. The first sentence of the first paragraph of Article Fourth of the Amended Certificate is hereby amended to read as follows:

“FOURTH: The Corporation shall be authorized to issue seventy-five million (75,000,000) shares of capital stock, which shall be divided into seventy million (70,000,000) shares of Common Stock, par value $0.01 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share.”

5. This Third Amendment shall be effective as of 12:01 A.M. (Eastern Time) on June 14, 2012 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

6. Except as set forth in this Third Amendment, the Restated Certificate remains in full force and effect.

[Signature Page to Follow]

A-1

IN WITNESS WHEREOF, the undersigned has duly executed this Third Amendment in the name of and on behalf of the Corporation on this             day of             , 2012.

AGENUS INC.

By:
Name: Garo H. Armen
Title: Chief Executive Officer

A-2

APPENDIX B

AGENUS

2009 EQUITY INCENTIVE PLAN

1. Purpose and Eligibility

The purpose of this 2009 Equity Incentive Plan (the “Plan”) of Agenus Inc., a Delaware corporation (the “Company”), is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan, other than a person who has irrevocably elected not to be eligible. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8.

2. Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan or any Award.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean any such other Committee or the Board, as applicable. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in the applicable NASDAQ Marketplace Rules.

c. Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future parent or subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 2,166,666 shares1. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the original purchase price thereof, such shares of Common Stock shall again be available for the grant of Awards under the Plan. The Board may adopt such share counting rules as it deems appropriate, provided that such rules are not inconsistent with the Plan.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Board (or substituted Awards may be made) to avoid an unfair result. If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

[1]	If the stockholders approve Amendment No. 1 to the Agenus Inc. 2009 Equity Incentive Plan, the maximum number of shares that may be awarded under the Plan will increase from 2,166,666 to 4,200,000.

4. Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “ Incentive Stock Option”), shall be granted only to employees of the Company and any other entity the employees of which are entitled to receive Incentive Stock Options under the Code. All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “ Nonstatutory Stock Option .”

c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify such exercise price in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the shares subject thereto at the time of grant, as determined by the Board.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person, or any other form of notice approved by the Board, together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. No shares shall be delivered pursuant to any exercise of an Option until the Company receives payment in full of the option exercise price in the manner provided in the applicable option agreement. Methods of payment may include any of the following or any combination thereof or any other form of lawful consideration: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

g. Repricing. The Board may, without stockholder approval, amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option. The Board may also, without stockholder approval, cancel any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

h. No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

5. Stock Awards

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock for any lawful consideration (a “Stock Award”). The Board may, but need not, provide that such Stock Award shall be subject to forfeiture to the Company in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (a “ Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Stock Award. In the case of a Restricted Stock Award, any stock certificates issued in respect thereof shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “ Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon or with reference to the Common Stock or the trading price thereof and having such terms and conditions as the Board may determine, including, without limitation, the grant or sale of shares of stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units, which may be settled in cash or stock.

7. General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award shall be evidenced by an instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan. If a person to whom an Award has been granted fails to execute and deliver to the Company within the time specified by the Company the form of Award instrument specified by the Company, such Award shall be voidable by the Company at its election, with or without notice to such person.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. In connection with an Acquisition (as defined below), the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “ Board”) shall as to outstanding Awards (on the same basis or on different bases as the Board shall specify) make appropriate provision for the continuation of such Awards by the Company or the assumption of, or substitution for, such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, in lieu of, or in combination with the foregoing, with respect to unexercised Options or other unexercised Awards, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more such Options or Awards (or the vested portion thereof) must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such unexercised Options or unexercised Awards (or the vested portion thereof) shall terminate in their entirety, and/or provide that one or more unexercised Options or unexercised Awards (or the vested portion thereof), in whole or in part, shall be terminated in their entirety in exchange for a cash payment equal to the fair market value (as determined by the Board in its sole discretion) for the shares subject to such unexercised Options or unexercised Awards (or the vested portion thereof) minus the exercise price thereof, if applicable. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights, vesting provisions or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other change of control or acquisition of the business of the Company, as determined by the Board.

(iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or a Subsidiary or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained elsewhere herein. Substitute Options shall not count against the overall share limit set forth in Section 3(a), except as may be required by reason of Section 422 and related provisions of the Code.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable Award). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. The Board may impose such restrictions in connection therewith as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award under certain circumstances including, but not limited to, if the Board determines that the provisions of the Plan or any Award are in contravention of any law or regulation of any governmental entity or self-regulatory organization with jurisdiction over the Company, or would have material adverse effects on the taxation of the Company or the Participant. In connection therewith, the Board may substitute for any such Award another Award of the same or a different type, change the date of exercise or realization, convert an Incentive Stock Option to a Nonstatutory Stock Option or effect any other modification or amendment, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in ownership or control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

j. Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property.

k. Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

l. Loans. The Board may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the fair market value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Board may establish at the time of such loan or at any time thereafter.

m. Use for Settlement or Compensation. Awards may be made available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.

8. Miscellaneous

a. Definitions.

(i) “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Agenus Inc., as defined in Section 424(f) of the Code (a “ Subsidiary”), and any future parent corporation of Agenus Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee,” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)), shall include a person to whom an offer of employment has been extended by the Company.

b. No Right to Employment, Service on the Board or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, service on the Board or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effect on Other Benefit Plans. Unless specifically provided otherwise in an applicable Award, the amount of any compensation deemed to be received by a Participant as a result of the receipt or exercise of an Award will not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

e. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement. Without limiting the generality of the foregoing, the Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

f. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

g. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required stockholder approval under any applicable legal, regulatory or listing requirement.

h. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

This Plan was approved by the Board of Directors on March 12, 2009.

This Plan was approved by the Stockholders on June 10, 2009.

APPENDIX C

SIXTH AMENDMENT TO DIRECTORS’ DEFERRED COMPENSATION PLAN

Pursuant to Section 4.1 of the Agenus Inc. Directors’ Deferred Compensation Plan, as amended (the “Plan”), Agenus Inc. (the “Corporation”) hereby amends the Plan as follows, effective June 13, 2012:

2. The first sentence of Section 2.6 shall be deleted and replaced in its entirety with the following: “The aggregate number of shares of common stock which have been reserved for issuance under this plan is 225,000.”

IN WITNESS WHEREOF, the Corporation has caused this Sixth Amendment to be executed in its name and behalf by its officer hereunto duly authorized.

Dated June 13, 2012

AGENUS INC.

By:

Name:

Title:

C-1

(FORM OF PROXY CARD)

AGENUS INC 3 FORBES ROAD LEXINGTON, MASSACHUSETTS 02421

VOTE BY INTERNET  –  www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records, and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Agenus Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 12, 2012.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:
1. Election of Directors Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

(01) Wadih Jordan	☐	☐	☐

(02) Shalini Sharp	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to decrease the number of shares authorized for issuance.	☐	☐	☐

3. To approve an amendment to our 2009 Equity Incentive Plan to increase the number of shares authorized for issuance under such plan thereunder.	☐	☐	☐

4. To approve an amendment to our Directors’ Deferred Compensation Plan (as amended) to increase the number of shares authorized for issuance under such plan.	☐	☐	☐

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

AGENUS INC.

Annual Meeting of Stockholders

June 13, 2012 5:00 P.M.

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Agenus Inc. (the “Company”) hereby appoints Garo H. Armen, Ph.D. and Christine M. Klaskin, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 13, 2012, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND MAIL THIS PROXY TODAY.

Continued and to be signed on reverse side.